CASCADE FINANCIAL CORP. 401(k) SALARY
                     DEFERRAL AND PROFIT SHARING PLAN



                                                                     EXHIBIT 23

                       Independent Auditors' Consent

The Board of Directors
Cascade Financial Corporation:

We consent to the incorporation by reference in the registration statement filed with the Securities and Exchange Commission on July 10, 1995 on Form S-8 of Cascade Financial Corporation of our report dated June 26, 2003, with respect to the statements of net assets available for benefits of the Cascade Financial Corp. 401(k) Salary Deferral and Profit Sharing Plan as of December 31, 2002 and 2001, and the related statements of changes in net assets available for benefits for the years then ended, and the related supplemental financial statement schedule, which report appears in the December 31, 2002 annual report on Form 11-K of the Cascade Financial Corp. 401(k) Salary Deferral and Profit Sharing Plan.


Seattle, Washington
June 26, 2003